Exhibit 99.1

NEWS RELEASE

KNIGHT TRADING GROUP ANNOUNCES EARNINGS FROM OPERATIONS OF $0.23

PER DILUTED SHARE FOR THE FOURTH QUARTER 2003

Including a non-cash charge of $0.15 per diluted share relating to impairment of intangible assets for Knight’s option specialist posts, GAAP earnings were $0.08 per diluted share in the fourth quarter 2003

Fourth quarter revenues of $201.8 million highest since introduction of decimalization in early 2001

Better returns and increased assets for Asset Management business segment combined with solid results for Equity Markets segment drove earnings per share improvement from third to fourth quarter

JERSEY CITY, New Jersey (January 22, 2004) – Knight Trading Group, Inc. (Nasdaq: NITE) today reported earnings from operations of $28.0 million for the fourth quarter of 2003, or $0.23 per diluted share. For the fourth quarter of 2002, the company reported earnings from operations of $2.2 million, or $0.02 per diluted share.

The results for the fourth quarter of 2003 included a non-cash charge of $18.0 million, net of tax, or $0.15 per diluted share, related to the permanent impairment of intangible assets for the company’s option specialist posts. Including this charge, the firm had GAAP earnings of $10.0 million, or $0.08 per diluted share, in the fourth quarter of 2003. The results of the prior-year period included writedowns for excess real estate capacity of $3.4 million, net of tax, and international charges of $2.4 million, net of tax. Including the writedowns and charges, the firm had a GAAP loss of $3.6 million, or $0.03 loss per diluted share, in the fourth quarter of 2002.

Revenues for the fourth quarter of 2003 were $201.8 million, compared to $141.6 million for the fourth quarter of 2002.

“Knight’s revenues in the fourth quarter of 2003 were higher than they’ve been since early 2001, before the market’s downturn and decimalization’s introduction,” said Thomas M. Joyce, Chief Executive Officer and President of Knight Trading Group. “All of our business segments made money on an operating basis. Asset Management drove EPS growth from the third to the fourth quarter as the Deephaven fund’s investment strategies tapped opportunities in the market during the last months of the year. In Equity Markets, increased share volume contributed to another strong quarter, capping off nine months of solid results. Our institutional client business strengthened, and our broker-dealer order flow picked up with the continued improvement in market conditions approaching year-end. In fact, Knight’s equity dollar volume traded was up in the fourth quarter. However, our overall Equity Markets results were flat compared to the previous quarter as less robust trading opportunities and decreased market volatility led to lower revenue capture per share, offsetting that increased dollar volume.”

NEWS RELEASE

	Q4 2003	Q4 2002
Revenues ($)	201,768,195	141,596,479
Income/(loss) from continuing operations ($)	9,966,905	(2,470,296)
Loss from discontinued operations ($)	0	(1,118,227)
Net income/(loss) ($)	9,966,905	(3,588,523)
Diluted EPS from continuing operations ($)	0.08	(0.02)
Diluted EPS from discontinued operations ($)	0.00	(0.01)
Diluted EPS ($)	0.08	(0.03)
U.S. equity trades executed (in thousands)	52,002	37,654
Average daily U.S. equity trades (in thousands)	813	588
U.S. equity shares traded (in millions)*	172,737	63,168
U.S. options contracts traded (in thousands)	17,318	12,925

*	Includes 135.2 billion and 33.8 billion of OTC Bulletin Board and Pink Sheet shares for the fourth quarters of 2003 and 2002, respectively.

	2003	2002
Revenues ($)	670,034,720	523,658,051
Income/(loss) from continuing operations ($)	40,649,417	(37,319,841)
Loss from discontinued operations ($)	(2,124,297)	(5,921,823)
Net income/(loss) ($)	38,525,120	(43,241,664)
Diluted EPS from continuing operations ($)	0.35	(0.31)
Diluted EPS from discontinued operations ($)	(0.02)	(0.05)
Diluted EPS ($)	0.33	(0.36)
U.S. equity trades executed (in thousands)	180,742	126,700
Average daily U.S. equity trades (in thousands)	717	503
U.S. equity shares traded (in millions)*	442,182	201,983
U.S. options contracts traded (in thousands)	63,327	49,873

*	Includes 305.3 billion and 107.4 billion of OTC Bulletin Board and Pink Sheet shares for 2003 and 2002, respectively.

Equity Markets

During the fourth quarter of 2003, the Equity Markets business segment, which principally consists of domestic equity market-making and institutional sales operations, generated net trading revenue and interest of $111.8 million versus $72.4 million during the fourth quarter of 2002.

Derivative Markets

During the fourth quarter of 2003, the company’s Derivative Markets business segment, which principally consists of options market-making and option specialist operations, generated net trading revenue and interest of $31.2 million versus $36.0 million during the fourth quarter of 2002.

“Our Derivative Markets business was modestly profitable during the quarter, an achievement given the industry’s uncertain direction,” Mr. Joyce said. “Knight’s fourth-quarter non-cash writedown reflects the impairment of our option specialist posts in light of market structure changes, the growing struggle to make options market-making profitable, and the significant decrease in the market prices for option specialist posts. Separately, we decided to close our AMEX floor operation as part of our analysis of how best to do business in an increasingly electronic marketplace for derivatives.”

Asset Management

The company’s Asset Management business segment generated $20.9 million in asset management fees during the fourth quarter of 2003, up from $14.5 million in the same period a year ago, reflecting better returns and higher assets under management. Asset Management had approximately $1.6

NEWS RELEASE

billion and $1.2 billion of assets under management at December 31, 2003 and 2002, respectively. In addition, the company earned $8.8 million during the fourth quarter of 2003 on its investment in the Deephaven funds, up from $5.4 million in the fourth quarter of 2002.

“As 2003 drew to a close, Knight completed the rebuilding phase of our top-line strategy to create sustainable, long-term profitability,” Mr. Joyce said. “International operations are no longer a significant drag on earnings. Our institutional sales and trading teams are expanding, as is the full array of products and services required by our clients, including a newly acquired soft dollar and commission recapture offering through Donaldson & Co. These enhancements helped drive our institutional revenue growth quarter-over-quarter throughout the year. Meanwhile, our broker-dealer business model is more efficient today than it has been since decimalization and was the greatest contributor to Knight’s turn from loss to profit in 2003. Finally, long-term employment contracts for Deephaven’s key management will provide the stability necessary for the continued growth and performance of our Asset Management business.”

Mr. Joyce continued, “Knight has come a long way in a short time. Our clients have been extremely loyal, giving us a chance to prove ourselves while the company was early in its recovery from market structure, market environment and unresolved regulatory issues. Their decision to support Knight was driven in large part by our promise to put our clients’ interests first, combined with the character of our employees. Clients expect firms like Knight to provide the mechanics of trading, but they also want subjective qualities like trust and confidence. Our employees delivered and will strive to improve their relationships with the people they serve.”

The company had 939 employees at the end of the fourth quarter, down from 1,030 at the end of 2002.

Liquidity and Stock Repurchase Plan

The company had $790.1 million in stockholders’ equity as of December 31, 2003, equivalent to a book value of $6.86 per share. As of December 31, 2003, the company had $270.4 million in cash and cash equivalents and a $201.1 million investment in funds managed by its Deephaven subsidiary.

At its May 12, 2003 meeting, the Board of Directors authorized an additional increase in the size of the repurchase program from $70 million to $95 million. To date, the company has repurchased 14,315,200 shares for $74.6 million under the $95 million stock repurchase program. The company cautions that there are no assurances that any further repurchases may actually occur.

Knight Trading Group had approximately 115.1 million shares of common stock outstanding as of December 31, 2003.

Knight is focused on meeting the needs of institutional and broker-dealer clients by providing comprehensive trade execution services in the equity and derivative markets. A leading execution specialist, Knight offers capital commitment and access to a deep pool of liquidity across the depth and breadth of the market as it strives to provide superior client service. Knight also maintains an asset management business, which manages $1.6 billion of assets for institutions and high net worth individuals. More information about Knight can be obtained at www.knighttradinggroup.com.

Copies of this earnings release and other information on the company can be obtained via the Internet at the company’s Web site, or by calling the company’s toll-free investor information line at 1-877-INFO-NITE. The company will conduct its fourth quarter earnings conference call for analysts, investors and the media at 8:30 a.m. (EST) today, January 22, 2004. The conference call will be Webcast live at 8:30 a.m. (EST) for all investors and interested parties on Knight’s Web site. In addition, the company will release its volume statistics for December 2003 before the start of trading today on Knight’s Web site.

NEWS RELEASE

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the Company’s results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management believes provides useful information to investors. Within this press release, the Company has disclosed its net income (loss) amounts for certain reporting periods before writedowns and charges to assist the reader in understanding the impact of these writedowns and charges on the Company’s financial results, thereby facilitating more useful period-to-period comparisons of the Company’s businesses.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission.

	Margaret Wyrwas	Judy Pirro
	Senior Managing Director,	Vice President,
CONTACTS	Corporate Communications & Investor Relations	Investor & Shareholder Relations
	201-557-6954 or mwyrwas@knighttrading.com	201-356-1548 or jpirro@knighttrading.com

	Kara Fitzsimmons	Catherine Smith
	Vice President,	Assistant Vice President,
	Corporate Communications	Marketing Communications & Public Relations
	201-356-1523 or	201-557-6992 or csmith@knighttrading.com
kfitzsimmons@knighttrading.com

[Financial Tables Follow]

KNIGHT TRADING GROUP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS*

	For the three months ended December 31,		For the year ended December 31,
	2003	2002	2003	2002
REVENUES
Net trading revenue	$144,076,206	$107,091,810	$511,369,370	$425,877,457
Commissions and fees	26,449,692	11,167,858	67,068,838	43,031,888
Asset management fees	20,917,161	14,479,176	57,903,057	34,510,111
Interest and dividends, net	(742,015)	1,618,641	2,606,318	5,877,206
Investment income and other	11,067,151	7,238,994	31,087,137	14,361,389

Total revenues	201,768,195	141,596,479	670,034,720	523,658,051

EXPENSES
Employee compensation and benefits	69,411,353	55,283,820	256,670,370	217,272,728
Execution and clearance fees	41,541,826	32,337,084	132,671,886	120,464,784
Payments for order flow	17,612,329	16,014,185	56,555,059	66,571,771
Communications and data processing	7,526,145	7,802,066	31,543,549	35,439,536
Depreciation and amortization	6,154,796	8,635,883	28,321,718	36,065,511
Occupancy and equipment rentals	4,553,871	4,844,977	18,340,281	23,556,097
Professional fees	2,127,730	3,717,383	11,552,667	17,111,045
Business development	2,326,028	1,824,579	7,612,933	7,467,551
International charges	—	3,690,873	—	32,086,389
Writedown of assets and lease loss accrual	29,521,173	5,704,329	46,810,238	16,157,360
Other	4,666,706	5,909,757	13,048,262	15,403,668

Total expenses	185,441,957	145,764,936	603,126,963	587,596,440

Income/(loss) before income taxes, minority interest and discontinued operations	16,326,238	(4,168,457)	66,907,757	(63,938,389)

Income tax expense/(benefit)	6,359,333	(1,698,161)	26,258,340	(21,518,051)

Income/(loss) before minority interest and discontinued operations	9,966,905	(2,470,296)	40,649,417	(42,420,338)
Minority interest in losses of consolidated subsidiaries	—	—	—	(5,100,497)

Net income/(loss) from continuing operations	9,966,905	(2,470,296)	40,649,417	(37,319,841)

Loss from discontinued operations, net of tax	—	(1,118,227)	(2,124,297)	(5,921,823)

Net income/(loss)	$9,966,905	$(3,588,523)	$38,525,120	$(43,241,664)

Basic earnings per share from continuing operations	$0.09	$(0.02)	$0.36	$(0.31)

Diluted earnings per share from continuing operations	$0.08	$(0.02)	$0.35	$(0.31)

Basic earnings per share from discontinued operations	$—	$(0.01)	$(0.02)	$(0.05)

Diluted earnings per share from discontinued operations	$—	$(0.01)	$(0.02)	$(0.05)

Basic earnings per share	$0.09	$(0.03)	$0.34	$(0.36)

Diluted earnings per share	$0.08	$(0.03)	$0.33	$(0.36)

Shares used in computation of basic earnings per share	112,377,676	116,876,706	112,023,419	120,771,786

Shares used in computation of diluted earnings per share	120,780,923	116,876,706	117,749,743	120,771,786

*	Certain prior period amounts have been reclassified to conform to the current year presentation.

KNIGHT TRADING GROUP, INC. CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31, 2003	December 31, 2002
ASSETS
Cash and cash equivalents	$270,429,700	$316,722,259
Securities owned, held at clearing brokers, at market value	3,025,120,511	1,984,500,084
Receivable from brokers and dealers	269,815,897	480,203,140
Investment in Deephaven sponsored funds	201,060,882	153,790,799
Fixed assets and leasehold improvements at cost, less accumulated depreciation and amortization	37,557,829	58,066,695
Strategic investments	20,516,876	24,715,110
Goodwill	21,109,518	17,536,945
Intangible assets, less accumulated amortization	14,696,175	34,852,535
Other assets	97,511,120	101,488,739

Total assets	3,957,818,508	3,171,876,306

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased, at market value	2,658,090,718	2,254,900,355
Payable to brokers and dealers	313,744,175	35,271,654
Accrued compensation expense	116,668,586	60,525,247
Accounts payable, accrued expenses and other liabilities	79,183,251	52,753,720

Total liabilities	3,167,686,730	2,403,450,976

Minority interest in consolidated subsidiaries	—	12,009,561

Stockholders’ equity
Class A common shares	1,281,871	1,247,053
Additional paid-in-capital	370,897,405	340,211,426
Retained earnings	499,056,756	460,541,000
Treasury stock, at cost	(68,795,258)	(35,423,292)
Unamortized stock-based compensation	(12,308,996)	(6,791,533)
Accumulated other comprehensive income (loss)—foreign currency translation adjustment, net of tax	—	(3,368,885)

Total stockholders’ equity	790,131,778	756,415,769

Total liabilities and stockholders’ equity	3,957,818,508	3,171,876,306

KNIGHT TRADING GROUP, INC. RECONCILIATION OF GAAP TO NON-GAAP DISCLOSURES

	For the three months ended December 31,		For the year ended December 31,
	2003	2002	2003	2002
GAAP NET INCOME (LOSS)	9,966,905	(3,588,523)	38,525,120	(43,241,664)

Adjustments:
Writedown of assets and lease loss accrual	18,009,965	3,365,554	28,284,791	9,720,543
International charges	—	2,399,067	—	18,860,431

Net impact of writedowns and charges, after tax	18,009,965	5,764,621	28,284,791	28,580,975

EARNINGS (LOSS) FROM OPERATIONS	27,976,870	2,176,098	66,809,911	(14,660,689)

GAAP NET INCOME (LOSS) PER DILUTED SHARE	0.08	(0.03)	0.33	(0.36)

Adjustments:
Writedown of assets and lease loss accrual	0.15	0.03	0.24	0.08
International charges	—	0.02	—	0.16

Net impact of writedowns and charges, after tax	0.15	0.05	0.24	0.24

EARNINGS (LOSS) FROM OPERATIONS PER DILUTED SHARE	0.23	0.02	0.57	(0.12)